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                                                                     EXHIBIT 5.1

                               November 17, 2000

NiSource Inc.                                NiSource Finance Corp.
801 East 86th Avenue                         801 East 86th Avenue
Merrillville, Indiana 46410                  Merrillville, Indiana 46410

Ladies and Gentlemen:

         We have acted as counsel to NiSource Inc., a Delaware corporation (the "Company"), and NiSource Finance Corp., an Indiana corporation ("NiSource Finance"), in connection with a Registration Statement on Form S-3 (No. 333-49330) (the "Registration Statement") filed by the Company and NiSource Finance with the Securities and Exchange Commission on November 6, 2000 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of the following securities of the Company and NiSource Finance with an aggregate initial offering price up to $2,500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company or NiSource Finance: (i) common stock (including related preferred stock purchase rights), par value $0.01 per share, of the Company (the "Common Stock"); (ii) preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"); (iii) debt securities of NiSource Finance (the "Debt Securities") to be issued under an indenture (as supplemented from time to time, the "Indenture") to be entered into by and among the Company, NiSource Finance and The Chase Manhattan Bank, as trustee (the "Trustee"); and (iv) the guarantees of the Company in connection with the Debt Securities (the "Guarantees"). The Common Stock, Preferred Stock, Debt Securities and Guarantees are collectively referred to herein as the "Offered Securities."

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

         In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the

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NiSource Finance Corp.
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Company and NiSource Finance, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company and NiSource Finance, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company and NiSource Finance, and
(iii) that the execution and delivery by the Company and NiSource Finance of, and performance by them of their obligations under, such documents do not violate any law, rule, regulation, agreement or instrument binding upon the Company or NiSource Finance or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to those laws, rules and regulations of the states of Delaware, Indiana, New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

         Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

         1. With respect to any offering of Common Stock, when (i) an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (iv) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or result in a default under a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction


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NiSource Finance Corp.
November 17, 2000
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imposed by any court or governmental body having jurisdiction over the Company;
and (v) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Common Stock, when issued and sold in accordance with the applicable underwriting agreement with respect to the Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designations");
(iv) the filing of the Certificate of Designations with the Delaware Secretary of State has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, including the Certificate of Designations, so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor: (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Preferred Stock is in accordance with the terms of the Certificate of Designations.

         3. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(ii) if the Offered Debt Securities are to be sold pursuant to a firm


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NiSource Finance Corp.
November 17, 2000
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commitment underwritten offering, the underwriting agreement with respect to the
Offered Debt Securities has been duly authorized, executed and delivered by NiSource Finance and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of NiSource Finance have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Articles of Incorporation or By-laws of NiSource Finance or result in a default under or breach of any agreement or instrument binding upon NiSource Finance and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over NiSource Finance; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of NiSource Finance, enforceable against NiSource Finance in accordance with their respective terms; and (2) if the Offered Debt Securities are convertible or exchangeable into Common Stock or Preferred Stock, the Common Stock or Preferred Stock issuable upon conversion or exchange of the Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Debt Securities is in accordance with the terms of the Indenture or a supplemental indenture to the Indenture and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State.

         4. With respect to Guarantees of any Offered Debt Securities, when (i) an appropriate prospectus supplement with respect to the Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Guarantees are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters; (iv) the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Guarantees have been duly executed and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: the Guarantees, when issued and sold in accordance and the applicable underwriting agreement, if any,

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NiSource Finance Corp.
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or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company.

         The opinions set forth above are subject to the following qualifications:

         A. The opinion expressed in paragraphs 3 and 4 above with respect to the legality, validity, binding nature and enforceability of the Debt Securities and Guarantees is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally, whether now or hereafter in effect,
(ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity), (iii) requirements that a claim with respect to any Offered Debt Security denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) government authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

          B. The opinion expressed in paragraph 4 above with respect to the legality, validity, binding nature and enforcement of the Guarantees is subject to the qualification that certain provisions of the Guarantees are or may be unenforceable in whole or in part, but, subject to the other limitations as to enforceability expressed in this opinion and any limitations contained in or relating to the Guarantees, the inclusion of such provisions does not prevent the practical realization of the benefits intended to be afforded by the Company's principal rights or obligations under the Guarantees except for the economic consequences, if any, resulting from any delay imposed by applicable laws, rules and regulations, court decisions or procedures or constitutional requirements.

         C. The foregoing opinions are limited to the laws of the State of New York, the State of Indiana, the General Corporation Law of Delaware, and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

         The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.



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NiSource Inc.
NiSource Finance Corp.
November 17, 2000
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         We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                                              Very truly yours,

                                              SCHIFF HARDIN & WAITE


                                              By: /s/ Robert J. Minkus
                                                 ---------------------
                                                 Robert J. Minkus